UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 23, 2018
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT
(Address of principal executive offices)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2018, First Interstate BancSystem, Inc. (the “Company”) realigned its executive officers in support of its values and strategic growth objectives.

Effective immediately, Jodi Delahunt Hubbell, age 52, who had been serving as the Company’s Chief Banking Officer - West, has been appointed Chief Operating Officer, with the formal responsibility of overseeing all operations functions across the Company. In connection therewith, Ms. Delahunt Hubbell’s annual base compensation will be increased to $375,000. Otherwise, Ms. Delahunt Hubbell’s compensation arrangement with the Company will not change as a result of the realignment.

Ms. Delahunt Hubbell has over 30 years of diverse banking experience, including executive leadership roles in retail, small business, commercial, finance, and risk management. Prior to her employment with the Company, Ms. Delahunt Hubbell was Executive Vice President and Director, Risk Management at Zions Bancorporation in Salt Lake City. Beginning her banking career in 1987 as a management trainee in Portland, Oregon, the vast majority of Ms. Delahunt Hubbell’s extensive experience has been in the western U.S., with banks such as The Commerce Bank of Oregon, Zions Bancorporation, U.S. Bancorp, and Centennial Bank. Ms. Delahunt Hubbell earned a bachelor’s degree in Business Administration from the University of Portland, received a Human Resource Management Certificate from Villanova University, and completed Wharton’s RMA Advanced Risk Management program in 2016. Also in 2016, Ms. Delahunt Hubbell was selected as an International Woman’s Forum Leadership Foundation Fellow, where she attended executive learning programs at Harvard University and INSEAD. Ms. Delahunt Hubbell currently serves as a Board Member, as well as a member of the Strategic Planning and Finance committees, at the National University of Natural Medicine.

Additionally, Renee L. Newman, age 48, who had been serving as President of the Company’s Wealth Management Division, has been appointed Chief Banking Officer, with formal responsibility for all client-facing channels. In connection therewith, Ms. Newman will be entitled to annual base compensation of $313,000, participation in the Company’s incentive bonus plans, with the amount of bonuses based upon achievement of Company-wide goals, and additional benefits as are customarily offered to the Company’s executives.

Ms. Newman has over 25 years of diverse banking experience, including significant experience in commercial, retail and wealth management. Her experience spans community, regional, and large financial institutions, including Beneficial State Bank, Umpqua, and Wells Fargo. Prior to her employment with the Company, Ms. Newman served as an executive at Beneficial State Bank in Portland, Oregon, where she oversaw community banking and cash management services. Ms. Newman is a graduate of Oregon State University and Pacific Coast Banking School. She is an active community participant and volunteer and is passionate about financial literacy for women, creating consistent and unique client experiences, and building, developing, and coaching successful teams and leaders. She received recognition from the Vancouver Business Journal as a Top 40 under 40 and was a Portland Business Journal Orchid Award Nominee.

William D. Gottwals, who served as the Company’s Chief Banking Officer - Mountain, has been appointed Director of Banking, with responsibility for overseeing the Company’s entire branch network across its six-state footprint.

As a result of the realignment, the Company has determined it will no longer be required to disclose either Mr. Gottwals or Stephen W. Yose, who continues to serve as the Company’s Chief Credit Officer, as “named executive officers” in the Company’s proxy statement or annual report beyond the periods required therefor by applicable rules of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibit 99.1 - Press Release dated January 23, 2018 announcing the appointment of Renee L. Newman as Executive Vice President and Chief Banking Officer of the Registrant.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2018

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer